DREYFUS TAX-EXEMPT CASH MANAGEMENT FUND
                            Registration No. 811-3954

                                                            Sub-Item 77 Q-1

The Registrant changed its name, as described in:


Registrant's Amended and Restated Agreement and Declaration of Trust, incorporated by reference to Exhibit (a) of Post-Effective Amendment No. 37 to the Registration Statement, filed on July 13, 2007.